                                                                Exhibit 10(b)

                         FIRST COMMERCIAL BANCORP, INC.
                             A DELAWARE CORPORATION

                              INVESTMENT DEBENTURE
                         THIS IS THE SOLE DEBENTURE OF
                       AN ISSUANCE OF DEBENTURES TOTALING
                                 $1,500,000.00
                 BY FIRST COMMERCIAL BANCORP, INC. ON THIS DATE


Amount of Debenture: $1,500,000.00                             October 31, 1995
Due:  October 31, 2000


         1. PROMISE TO PAY. FIRST COMMERCIAL BANCORP, INC., a Delaware corporation (the "Company"), for value received, promises to pay to FIRST BANKS, INC., a Missouri corporation, or its successors and assigns (the "Holder"), the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), together with interest on the principal amount hereof (not compounded) as hereinafter provided. Unless otherwise provided herein, payments on this Debenture shall be in dollars of the United States of America and payments shall be made to the address of the Holder as specified in Section 13 below.

         2. INTEREST. Interest on this Debenture shall accrue at the rate of interest of twelve percent (12%) annually.

         3. PAYMENTS. The Company shall make payments on this Debenture when, in the sole and absolute discretion of the Board of Directors of the Company, the Company has sufficient funds to make such a payment of interest or principal on this Debenture and can make such a payment in accordance with law and all applicable regulatory requirements; provided, however, if and to the extent the Company has not previously paid interest or principal on this Debenture, then (i) prior to October 31, 2000 ("Maturity"), the Holder of this Debenture shall have the right to convert unpaid interest or principal at the times and in the manner described in Section 5, and upon such conversion, that portion of interest or principal so converted shall be deemed paid in full and
(ii) upon Maturity, the Debenture shall be payable and convert to Stock (defined below) pursuant to the provisions of Section 5(b). Notwithstanding anything to the contrary herein, Company shall give Holder ten (10) days prior written notice of Company's intention to make any payment to Holder on the Debenture.

         4. SECURITY. As security for the obligations of Company hereunder, Company shall execute a Stock Pledge Agreement in form and substance acceptable to Holder, granting holder a security interest in all shares of common and preferred stock, if any, held by Company in Company's subsidiary, First Commercial Bank.

         5.      CONVERSION RIGHTS.

                 (a) RIGHT TO CONVERT. At the sole option and discretion of the Holder of this Debenture, following the earlier of (i) the vote of the Company stockholders at the Special Meeting (as hereinafter defined) with respect to that certain Amended and Restated Stock Purchase Agreement, dated August 7, 1995, by and among Company, Holder, First Commercial Bank and James
F. Dierberg (the "Stock Purchase Agreement"), or (ii) December 31, 1995, unpaid principal and accrued but unpaid interest may be converted into Stock at the Conversion Price set forth in Subsection (c) below. A Holder desiring to convert shall follow the conversion procedure set forth in Subsection (d). On the date that the conversion is effective as provided in Subsection (d) below, all or any portion of the unpaid principal and interest which has then accrued but remains unpaid, and which Holder elects to convert, shall be converted into shares of Stock. In the event that the stockholders of the Company approve the Stock Purchase Agreement, then "Stock" shall mean the common stock, par value $0.01 per share, of Company. In the event that the stockholders of the Company fail to approve the Stock Purchase Agreement, then "Stock" shall mean the common stock, no par value, of First Commercial Bank.

                 (b) AUTOMATIC CONVERSION. Notwithstanding the provisions of Section 5(a) above and absent an Event of Default, at Maturity, all unpaid principal and accrued but unpaid interest shall be automatically converted into Stock at the Conversion Price set forth in Subsection (c) below. Once the automatic conversion has occurred, no further interest shall accrue, and the Holder shall be deemed to be paid in full.

                 (c) CONVERSION PRICE. The price per share of Company common stock at which the convertible portion of the interest or principal of this Debenture may be converted (the "Company Conversion Price") shall be equal to $0.10 per share. The price per share of First Commercial Bank common stock at which the convertible portion of the interest or principal of this Debenture may be converted ("Bank Conversion Price") shall be equal to the book value of the First Commercial Bank common stock, as determined in accordance with GAAP, on the last day of the month immediately preceding the date of conversion. The Company Conversion Price and the Bank Conversion Price shall be referred to hereinafter, as appropriate (based upon the outcome of the vote of Company shareholders on the Stock Purchase Agreement), as the "Conversion Price".

                 (d) CONVERSION PROCEDURE. If Holder desires to convert all or any portion of the unpaid principal or accrued but unpaid interest of this Debenture, then Holder shall deliver a written notice to the Company stating that the Holder desires to convert and specifying the amount of unpaid principal and accrued but unpaid interest that Holder wishes to convert. Promptly after receipt of such written notice, the Company shall deliver to the Holder of this Debenture any and all documents which the Company shall require in order to permit the conversion, including, without limitation, any and all documents necessary to comply with applicable securities law exemptions or to satisfy any and all requirements of applicable law and regulations, including any requirements of any regulatory bodies having jurisdiction over the Company or Bank. Promptly after receipt from Holder by the Company of such documents as the Company may require to permit conversion, the Company shall send written notice to the Holder and the Holder shall execute the written notice that the portion of this Debenture that the Holder requested be converted has in fact been converted into Stock at the Conversion Price and specifying the number of shares of Stock to which the Holder will be entitled as a result of such conversion. The conversion shall be deemed to have taken effect as of the date of such written notice from the Holder to the Company, and, promptly thereafter, the Company shall cause to be delivered to the Holder from the Company, First Commercial Bank or its respective transfer agent, a certificate representing such shares of Stock, which shares shall bear a legend substantially in the form of that set forth in Section 7 of this Debenture (with such changes as are necessary to reflect that the legend condition affects the shares represented by that certificate in lieu of the language pertaining to this Debenture). With respect to an automatic conversion of the Debenture on and as of October 31, 2000, such conversion shall occur automatically as set forth herein, except that no notice shall be required.

         6. RESERVATION. The Company shall, at all times, reserve and keep available, out of its authorized but unissued shares of Company common stock, solely for the purpose of effecting the conversion of this Debenture, the full number of shares of Company common stock deliverable upon the conversion of all Debentures from time to time outstanding. The Company shall from time to time in accordance with Delaware law, increase the authorized number of shares of Company common stock if at any time the authorized number of such shares remaining unissued shall not be sufficient to permit the conversion of all of the Debentures at the time outstanding. Similarly, Company shall cause First Commercial Bank to reserve and keep available, out of its authorized, but unissued shares of First Commercial Bank common stock, solely for the purpose of effecting the conversion of this Debenture, the full number of shares of First Commercial Bank common stock deliverable upon the conversion of all Debentures from time to time outstanding. The Company shall cause First Commercial Bank from time to time in accordance with California law, to increase the authorized number of shares of First Commercial Bank common stock if at any time the authorized number of such shares remaining unissued shall not be sufficient to permit the conversion of all of the Debentures at the time outstanding.

         7. COVENANTS. So long as all or any portion of the Debenture shall remain outstanding, the Company shall not, without first obtaining the approval of the Holder of the Debenture (or if all or a portion of the Debenture has been assigned or transferred to a permissible assignee or transferee under the terms of this Debenture, then the approval of the Holders of a majority of the principal amount of this Debenture), repurchase any of its common stock or pay a dividend on its common stock, or make any other distribution to its shareholders or other debenture holders, except as provided for in that certain Additional Investment Agreement, dated October 31, 1995 ("Investment Agreement"), the Stock Purchase Agreement, the proposed Offering by the Company (as defined in the Stock Purchase Agreement), and except as proposed to be presented to the stockholders of the Company at the Special Meeting (as defined in the Stock Purchase Agreement).

         8. RESTRICTED NATURE OF DEBENTURES. This Debenture has been issued pursuant to the Investment Agreement and the Stock Purchase Agreement. This Debenture is subject to the restrictions contained in the Investment Agreement and the Stock Purchase Agreement and no interest in this Debenture may be sold or transferred by the holder hereof without compliance with the provisions of the Investment Agreement and the Stock Purchase Agreement. The Holder of this Debenture understands that the Company may require, upon the conversion of this Debenture into Stock, that the Holder make certain representations to the Company to comply with applicable securities law exemptions. The Holder understands that this Debenture and Stock into which this Debenture is convertible are "restricted securities" under the Securities Act of 1933 and this Debenture and the Stock into which this Debenture is convertible is and will be subject to the following legend condition:

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE DEBENTURE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT;
         (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; OR (3) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT THE STAFF OF THE COMMISSION WILL NOT RECOMMEND THAT ANY ACTION BE TAKEN UNDER THE ACT AGAINST THE COMPANY IF SUCH PROPOSED SALE IS CONSUMMATED WITHOUT REGISTRATION UNDER THE ACT.

In the event First Commercial Bank common stock is issued upon conversion of this Debenture, the certificate representing the shares of First Commercial Bank common stock shall contain such restrictive legends as the California State Banking Department may require in its permit authorizing the sale thereof.

The issuance of the Stock may be delayed in order for the Company or First Commercial Bank as the case may be, to obtain any and all necessary regulatory approvals and to comply with state, federal and securities laws.

         9. DEFAULT. Each of the following shall constitute an event of default ("Events of Default") under this Debenture:

                 (a) Default or breach by the Company in the due observance or performance of any of the terms, covenants or agreements set forth in this Debenture if such default is not remedied by the Company or waived by Holder within 30 days following the Company's receipt of notice thereof.

                 (b) The Company (i) fails to pay, or admits in writing such Borrower's inability to pay, such Borrower's debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of the Company or any substantial part of the Company's property; (iv) commences any proceeding relating to the Company under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) if there is commenced against the Company any such proceeding which remains undismissed for a period of thirty (30) days, or the Company by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for such Borrower or of any substantial part of the Company's property, or suffers any such receivership or trusteeship to continue undischarged for a period of 30 days or the Company takes any partnership or corporate action to authorize any of the foregoing; or
         (vi) is placed in receivership by any federal or state agency with regulatory authority over the Company.

                 (c) The Company files a certificate of dissolution under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof.

         10. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon any Event of Default, and at any time thereafter, Holder may, at its option, do any one or more of the following: (a) Declare this Debenture to be immediately due and payable in cash; (b) exercise any or all of the rights accruing to a secured party, upon default by a debtor, under the Uniform Commercial Code as in effect from time to time in the State of Missouri and any other applicable law; or (c) exercise any other rights or remedies available to holder under this Debenture, the Investment Agreement, the Stock Purchase Agreement, the Stock Pledge Agreement or any other agreement entered into pursuant to the terms of the Stock Purchase Agreement or otherwise available to Holder at law or in equity.

         11. MODIFICATION. The terms of this Debenture may be amended or modified by the Company with the written consent of the Holder. If the Holder transfers or assigns all or a portion of this Debenture to a permitted assignee or transferee, then the Holders, by vote of Holders holding a majority of the principal amount of this Debenture, may authorize any amendment, modification, or waiver of compliance by the Company of the provisions or defaults under this Debenture. Any such consent or waiver by the Holder (or majority in interest of subsequent Holders) of the Debenture shall be conclusive and binding upon the Holder (and all other Holders) and upon all future holders of this Debenture.

         12. GOVERNING LAW AND ATTORNEYS' FEES. This Debenture and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules. If either party incurs legal expenses in any action arising out of this Debenture, then the prevailing party in such action shall be entitled to recover from the nonprevailing party all reasonable attorneys' fees, expert witness fees, and other costs, in addition to any other relief to which such party may be entitled. This Debenture and the agreements referred to herein, including but not limited to the Investment Agreement and the Stock Purchase Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and fully supersede any and all prior agreements between the parties hereto respecting the subject matter hereof.

         13. NOTICES. Any notice required to be given to the Holder of this Debenture shall be deemed given if it is set forth in writing addressed to the Holder at the Holder's address appearing on the books of the Company. Notices to the Company shall be in writing and sent to the President, or any Executive Vice President of the Company in care of the then present principal place of business of the Company. Such notices shall be deemed effectively delivered: (a) three business days after deposit in the United States mail, postage prepaid; (b) when actually received if delivered by personal delivery; or (c) as of two business days after delivery to Federal Express or some other third-party who will guarantee delivery by overnight courier addressed to the address of such party as provided in this section.

         14. USURY LAW PROVISION. All payments due hereunder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Holder of this Debenture for the use, forbearance, or detention of the money exceed the highest lawful rate permissible. If, from any circumstance, whatsoever, fulfillment of any of the provisions of this Debenture, or any other agreement referred to herein, as of the time performance of such provision shall be due, shall involve a payment that exceeds the lawful amount permissible under law which a court of competent jurisdiction may deem applicable, then the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Holder of this Debenture shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of unpaid principal balance due hereunder, and not to the payment of interest, or, if such excessive interest exceeds the unpaid principal balance due hereunder, the excess shall be refunded to the undersigned.

         15. NON-TRANSFERABLE. Except with the consent of the Company (which consent shall not be unreasonably withheld) or to an entity controlled by or under common control with Holder, this Debenture is not transferable by the Holder hereof.

                                        FIRST COMMERCIAL BANCORP, INC.



                                        By:____________________________________
                                              Manuel Perry, Jr.
                                              Chairman of the Board



                                        By:____________________________________
                                              Dagmar Hotel
                                              Secretary